SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

    Filed by the Registrant  |X|
    Filed by a Party other than the Registrant  |_|
    Check the appropriate box:

    |_| Preliminary Proxy Statement        |_| Confidential, for use of the
    |X| Definitive Proxy Statement             Commission Only (as permitted by
    |_| Definitive Additional Materials        Rule 14a-6(e)(2))
    |_| Soliciting Material Pursuant to
        Rule 14a-11(c) or Rule 14a-12

                      RESEARCH PARTNERS INTERNATIONAL, INC.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

          --------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------

     (5)  Total fee paid:

          --------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid: ____________________________________________

     (2)  Form, Schedule or Registration Statement No.:_______________________

     (3)  Filing Party: ______________________________________________________

     (4)  Date Filed: ________________________________________________________

-----------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                      RESEARCH PARTNERS INTERNATIONAL, INC.

                             One State Street Plaza
                            New York, New York 10004

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                                  July 26, 2000

     NOTICE IS HEREBY GIVEN that our Annual Meeting of Stockholders will be held at our principal office, located at One State Street Plaza, New York, New York 10004, on July 26, 2000, at 10:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement:

     1. To elect three directors to serve for the ensuing three-year period and until their successors are elected and qualified;

     2. To authorize an amendment to our Certificate of Incorporation to change our name from Research Partners International, Inc. to Firebrand Financial Group, Inc.; and

     3. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     Our Board of Directors has fixed the close of business on June 23, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Your vote is very important. You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person.

                                      By Order of the Board of Directors


                                         Herbert Sontz, Secretary

New York, New York
June 27, 2000

                      RESEARCH PARTNERS INTERNATIONAL, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 26, 2000

     This Proxy Statement and the accompanying form of proxy is furnished to you in connection with the solicitation of proxies by our board of directors for use in voting at our annual meeting of stockholders to be held at our principal place of business, located at One State Street Plaza, New York, New York, 10004, on Wednesday, July 26, 2000, at 10:00 a.m., and at any and all adjournments thereof.

     On or about June 27, 2000, this Proxy Statement and the accompanying form of proxy, together with a copy of our annual report for the fiscal year ended January 31, 2000, are being mailed to each stockholder of record at the close of business on June 23, 2000.

What am I voting on?

     o    The election of three directors to serve for a three-year term: James
          I. Krantz, Arnold B. Pollard and Richard Edlin.

     o An amendment to our Certificate of Incorporation (referred to in this proxy statement as our Charter) to change our name from Research Partners International, Inc. to Firebrand Financial Group, Inc.

Who is entitled to vote? What is the total number of voting securities outstanding?

     Holders of our common stock as of the close of business on June 23, 2000, the record date, are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on the record date. As of the record date, we had issued and outstanding 8,946,085 shares of common stock.

Can I change my vote after I return my proxy card?

     Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the secretary of our company, in person, or by written notification actually received by the secretary, at any time prior to its being voted.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of a majority of our outstanding common stock (or 4,473,043 shares) constitutes a quorum at the meeting, permitting us to conduct our business. Proxies that are returned to us but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes").

What is a "broker non-vote"?

     A "broker non-vote" occurs if a broker submits a proxy that states that the broker does not vote for one or more of the proposals. The broker does this because it has not received instructions from the beneficial owner on how to vote on such proposals and the broker does not have discretionary authority to vote without these instructions.

How do I vote?

     Sign and date the accompanying proxy card and return it to us in the prepaid envelope and it will be voted as you direct. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the three directors and FOR the proposal to amend our Charter. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.

How many votes are needed for approval of each item?

     o Election of Directors. The election of directors requires a plurality vote of our common stock voted at the meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any securities not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor.

     o Name Change. The proposal to amend our Charter to change our name from Research Partners International, Inc. to Firebrand Financial Group, Inc. will require the affirmative vote of a majority our outstanding common stock. Because approval of the name change requires the approval of a majority of our outstanding shares, abstentions and broker non-votes will have the same effect as votes against the approval of the name change.

What does our company do?

     Through our subsidiaries, GKN Securities Corp., EarlyBirdCapital, Inc. (formerly known as Southeast Research Partners, Inc.), Shochet Securities, Inc., EBCapital (Europe) AG (formerly known as Research Partners International, AG and referred to in this proxy statement as EBC Europe) and Dalewood Associates, Inc., we provide investment banking, online investing, merchant banking and asset management, and securities brokerage and trading services, with an emphasis on small and mid- capitalization companies and early-stage growth companies. Our majority-owned subsidiary, Shochet Holding Corp., is a public holding company and wholly owns Shochet Securities. Our majority-owned


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



subsidiary, EarlyBirdCapital.com Inc., is a private holding company and wholly owns EarlyBirdCapital, Inc., EBC Europe and Dalewood Associates, Inc. We own 100% of GKN Securities Corp.

Beneficial Ownership of Voting Securities by 5% Stockholders, Directors and Executive Officers

     The table below sets forth stock ownership information as of June 26, 2000, with respect to (i) those persons or groups known to us to beneficially own more than 5% of our outstanding voting securities, (ii) each of our directors and director nominees, (iii) our Chief Executive Officer and four of our other most highly compensated executive officers whose compensation was $100,000 or greater during fiscal 2000, and (iv) all of our directors and executive officers as a group.

     The information is based upon information furnished by the persons listed below or contained in filings made by them with the Securities and Exchange Commission. For purposes of the information set forth below, all shares of our common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of warrants or options or other convertible securities are deemed to be currently owned and outstanding for purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in the footnotes to the table, the security holders listed above possess sole voting and investment power with respect to their securities, subject to community property laws where applicable.

                                     Number of Shares     Percent Beneficially
Name of Beneficial Owner             Beneficially Owned          Owned
------------------------             ------------------   --------------------

David M. Nussbaum(1) .............       1,274,235 (2)           14.1%

Roger N. Gladstone(1) ............       1,233,016 (3)           13.6

John P. Margaritis ...............          83,871 (4)             *

Peter R. Kent ....................         172,131 (5)            1.9

Lester Rosenkrantz ...............          49,925 (6)             *

Robert H. Gladstone(1)............         543,538 (7)            6.0

James I. Krantz ..................         173,542 (8)            1.9

Roswitha S. Mueller ..............           1,667 (9)             *

Arnold B. Pollard ................          11,667 (10)(11)        *

Richard Y. Roberts ...............          11,667 (10)            *

Richard Edlin**                              -0-

Estate of Dr. Ernst Muller-Mohl(12) ..   1,250,000               13.8

All Executive Officers
  and Directors as a group
  (11 persons).....................      3,555,259(13)           38.0%

------------------------------



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*    Less than 1%.

**   Director nominee.

(1) The business address of David M. Nussbaum and Robert H. Gladstone is One State Street Plaza, New York, New York 10004. The business address of Roger
     N. Gladstone is 433 Plaza Real, Boca Raton, Florida 33432.

(2) Includes 20,000 shares issuable upon exercise of options and 64,516 restricted shares issued to Mr. Nussbaum under our 1996 Incentive Compensation Plan ("IC Plan"). The holders of the restricted shares issued under the IC Plan ("IC Shares") have the power to vote and the right to receive dividends with respect to such shares but the IC Shares do not vest until April 14, 2003 and may not be transferred prior to that date. Does not include 35,000 shares held by The Nussbaum Family Foundation, Inc., one of whose directors is the spouse of Mr. Nussbaum. Mr. Nussbaum disclaims beneficial ownership of the shares held by such foundation.

(3) Includes 20,000 shares issuable upon exercise of options and 38,710 IC Shares which do not vest until April 14, 2003. Does not include 27,500 shares held by The Lisa and Roger Gladstone Foundation, one of whose directors is the spouse of Roger Gladstone. Roger Gladstone disclaims beneficial ownership of the shares held by such foundation.

(4) Includes 70,000 shares issuable upon exercise of options and 3,871 IC Shares which do not vest until April 14, 2003. Does not include options to purchase 116,666 shares, 58,333 of which become exercisable on December 31, 2000 and 58,334 of which become exercisable on December 31, 2001 and options to purchase 3,333 shares of common stock, 1,667 of which become exercisable on June 29, 2001 and 1,666 of which become exercisable on June 29, 2002.

(5) Includes 86,667 shares issuable upon exercise of options and 38,710 IC Shares which do not vest until April 14, 2003. Does not include options to purchase 33,333 shares of common stock, 16,667 of which become exercisable on June 29, 2001 and 16,666 of which become exercisable on June 29, 2002.

(6) Includes 28,334 shares issuable upon exercise of options and 5,161 IC Shares which do not vest until April 14, 2003. Does not include options to purchase 6,666 shares of common stock, 3,333 of which become exercisable on June 29, 2001 and 3,333 of which become exercisable on June 29, 2002.

(7) Includes (i) 52,500 shares issuable upon exercise of options which are held by Robert Gladstone's spouse, (ii) 39,710 IC Shares which do not vest until April 14, 2003, and (iii) 6,666 shares issuable upon exercise of options. Does not include 5,000 shares held by The Robert Gladstone Family Foundation, one of whose directors is the spouse of Robert Gladstone. Mr. Gladstone disclaims beneficial ownership of the shares held by such foundation.

(8) Includes 3,125 shares held by Mr. Krantz's spouse and 11,667 shares issuable upon exercise of options. Does not include options to purchase 3,333 shares of common stock, 1,667 of which become exercisable on June 29, 2001 and 1,666 of which become exercisable on June 29, 2002.

(9) Represents 1,667 shares issuable upon exercise of options. Does not include options to purchase 3,333 shares, 1,667 of which become exercisable on June 29, 2001 and 1,666 of which become exercisable on June 29, 2002.

(10) Represents 11,667 shares issuable upon exercise of options. Does not include options to purchase 3,333 shares, 1,667 of which become exercisable on June 29, 2001 and 1,666 become exercisable on June 29, 2002.

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(11) Does not include options to purchase 10,000 shares, 3,333 of which become exercisable on February 9, 2001, 3,333 of which become exercisable on February 9, 2002 and 3,334 of which become exercisable on February 9, 2003.

(12) The business address of Dr. Ernst Muller Mohl was Ramistr, 18, Zurich 8001, Switzerland.

(13) Includes the shares issuable upon exercise of options and included in the table as described in the above footnotes. Does not include those shares indicated as excluded in the above footnotes.

                        PROPOSAL 1: Election of Directors

Three Classes of Directors

     Our Board of Directors is divided into three classes with approximately one-third of our directors standing for election each year, generally for a three-year term. You are requested to vote for three nominees for director whose terms expire at this meeting and who will be elected for a new three-year term and until their successors are elected and qualified: James I. Krantz, Arnold Pollard and Richard Edlin.

     Unless authority is withheld, the proxies solicited by the Board of Directors will be voted FOR the election of the nominees set forth below. If any nominee becomes unavailable for election to the Board of Directors, the Board may, by resolution, provide for a lesser number of directors or the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Biographical Information Regarding the Directors and Nominee

     Information regarding each director, including each director nominated for re-election and each director nominee, is set forth on the following pages.

Nominees for director for three-year terms ending in 2003:

     The Board recommends a vote FOR the nominees.

     James I. Krantz, 44 years old, has been one of our directors since September 1990. Since November 1999, Mr. Krantz has served as a director of Shochet Holding. Since 1977, Mr. Krantz has served as a property, casualty and life insurance broker and has been engaged in real estate management and investment. Since September 1997, Mr. Krantz served as President of York International Agency, Inc., a full service insurance agency and from 1993 to September 1997, Mr. Krantz served as vice president of York International Agency. Mr. Krantz graduated from Syracuse University. He received his Chartered Property Casualty Underwriter designation in 1989.

     Arnold B. Pollard, 57 years old, has been one of our directors since August 1996. Since June 1993, he has been the president and chief executive officer of Chief Executive Group, which publishes "Chief Executive" magazine. For over 20 years, he has been president of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Mr. Pollard was a founding member of the Strategic Decision Analysis Group of SRI, a company engaged in management consulting and contract research. Since October 1996, Mr. Pollard has served as a director and a member of the compensation committee of Delta Financial Corp., a public company engaged in the business of mortgage financing, of Sonic Foundry, a public company which develops audio software,

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



and International Management Education Foundation, a non-profit educational organization. From 1989 to 1991 Mr. Pollard served as chairman and chief executive officer of Biopool International, a biodiagnostic public company focusing on blood related testing. From 1970 to 1973 Mr. Pollard served as adjunct professor at the Columbia Graduate School of Business. Mr. Pollard graduated from Cornell University (Tau Beta Pi) and holds a doctorate in Management Science from Stanford University.

     Richard Edlin, 39 years old, is a founding partner of Solovay Edlin & Eiseman, P.C., a New York City law firm and has been affiliated with them since January 1992. From1986 to 1991, Mr. Edlin was engaged in the private practice of law at the firm of Cravath, Swaine & Moore in New York. From 1985 to 1986, Mr. Edlin clerked in the United States District Court for the Southern District of New York for the Honorable Lee P. Gagliardi. Mr. Edlin is a member of the Legal Committee of the Federation Internationale du Sport Universitaire and is a frequent lecturer to professional groups on a variety of legal topics. Mr. Edlin graduated from Tufts University, magna cum laude and received his law degree (Harlan Fiske Stone Scholar) from Columbia University School of Law.

Directors Continuing in Office until 2002:

     David M. Nussbaum, 46 years old, is the chairman of our board of directors. From June 1999 until December 1999, he and Peter R. Kent, our chief operating officer, comprised the office of the chief executive and they shared executive responsibilities as they determined. Mr. Nussbaum served as chief executive officer from September 1990 until June 1999, served as our executive vice president from January 1987 until September 1990 and has served as one of our directors since January 1987. In June 1999 he became chairman of the board and chief executive officer of EarlyBirdCapital.com Inc. and EarlyBirdCapital, Inc. (formerly Southeast), and prior to that time served as an executive officer of that subsidiary since it was acquired by us in March 1997. He is also chairman of the board of GKN Securities and served as its chief executive officer until June 1999. He has been an executive officer of Dalewood since our acquisition of Dalewood in December 1996. Mr. Nussbaum serves on the Board of Arbitrators of the National Association of Securities Dealers, Inc. He is also a member of the Young Presidents Organization and a member of the Board of Directors of the Sid Jacobson Jewish Community Center in Roslyn, New York. From 1984 through 1986, Mr. Nussbaum was engaged primarily in the acquisition, management, syndication and operation of real estate projects. From 1980 through 1984, Mr. Nussbaum was engaged in the private practice of law at the firm of Rosenman Colin Freund Lewis & Cohen in New York. Mr. Nussbaum graduated from the University of Michigan, magna cum laude. He received his law degree (cum laude; Order of the Coif) from New York University School of Law. In August 1997, Mr. Nussbaum concluded a settlement with NASD Regulation, Inc. ("NASDR") resolving an NASDR investigation, discussed below.

     Roger N. Gladstone, 46 years old, has been the vice chairman of our board of directors since June 1999 and one of our directors since January 1987. He served as our president from January 1987 until June 1999. In November 1999 he became chairman of the board and chief executive officer of Shochet Holding and has served as an executive officer and director of Shochet Securities since it became a subsidiary of ours in November 1995. He also served as president of GKN Securities until June 1999. He is also executive officer of Dalewood. Mr. Gladstone serves on the Board of Arbitrators of the National Association of Securities Dealers, Inc. He is also a member of the Young Presidents Organization and an honorary member of the board of directors of the Sid Jacobson Jewish Community Center in Roslyn, New York. Mr. Gladstone is a director of No Small Affair South, a charitable foundation which provides positive experiences for disadvantaged children. From 1984 through 1986, Mr. Gladstone was engaged primarily in the acquisition, management, syndication and operation of real estate projects. From 1980 through 1984, Mr. Gladstone was engaged in the private practice of law in New York. Mr. Gladstone graduated from


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Stanford University, received a Master of Business Administration from New York
University and received his law degree from the Benjamin N. Cardozo School of Law, Yeshiva University. In August 1997, Mr. Gladstone concluded a settlement with the NASDR resolving an NASDR investigation, discussed below.

     Richard Y. Roberts, 48 years old, was elected one of our directors in December 1997. He has been a director of Shochet Holding since November 1999 and a director of EarlyBirdCapital.com since September 1999. Mr. Roberts became affiliated with Thelen Reid & Priest LLP (then known as Reid & Priest LLP) in January 1997, as counsel, where he participates in their Business and Finance, Infrastructure and Government, and Utility and Energy Practice Groups. From August 1995 to December 1996, Mr. Roberts served as general counsel to Princeton Venture Research, Inc., a venture capital securities consulting firm. From October 1990 to July 1995, Mr. Roberts served as a Commissioner of the United States Securities and Exchange Commission. Prior to his term as Commissioner, Roberts served as the administrative assistant and the legislative director for then Congressman and later Senator Richard Shelby. Mr. Roberts is a member of the Legal Advisory Board of the National Association of Securities Dealers, Inc., the Advisory Board of Securities Regulation & Law Reports, the Editorial Board of the Municipal Finance Journal, and the National Board of Policy Advisors of the Institute of Law and Economic Policy. He is a graduate of Auburn University where he earned a Bachelor of Science in Electrical Engineering. He received his Juris Doctorate from the University of Alabama School of Law and his Master of Laws from the George Washington University Law Center. Mr. Roberts is a member of the Alabama Bar and the District of Columbia Bar.

Directors Continuing in Office Until 2001:

     John P. Margaritis, 51 years old, has served as our president and chief executive officer since December 1999 and as one of our directors since August 1996. He has served as a director of Shochet Holding since February 2000 and a director of EarlyBirdCapital.com since February 2000. From September 1998 until November 1999, Mr. Margaritis served as president and chief executive officer of The Hawthorn Group New York, an international public relations firm. From June 1997 until September 1998, Mr. Margaritis served as chief executive officer of Margaritis & Associates, a public relations consulting firm. Mr. Margaritis was the president and chief executive officer of Ogilvy Adams & Rinehart (currently known as Ogilvy Public Relations Worldwide), a public relations firm, from January 1994 through February 1997, and was the president and chief operating officer from January 1992 to January 1994. From July 1988 until January 1992, Mr. Margaritis was chairman and chief executive officer of Ogilvy & Mathers, Public Relations. Mr. Margaritis is a director of the Arthur Ashe Institution for Urban Health and Research America, a non-profit organization to promote government's support of medical research. Mr. Margaritis is a member of the President's Advisory Counsel for the Museum of Television and Radio. Mr. Margaritis is also a trustee of Washington and Jefferson College. Mr. Margaritis graduated from Washington and Jefferson College and received his masters degree from the New School for Social Research.

     Peter R. Kent, 47 years old, has served as chief operating officer since February 1996 and as one of our directors since May 1996. He has served as our president from June 1999 until December 1999. In June 1999 he became president and chief operating officer of EarlyBirdCapital.com Inc., EarlyBirdCapital, Inc., and prior to that time served as an executive officer of that subsidiary since March 1997. From June 1999 until December 1999, he and David M. Nussbaum, our chairman, comprised the office of the chief executive of our company and they shared executive responsibilities as they determined. From July 1995 until October 1998 he served as our chief financial officer. From October 1999 until April 2000, he served as our interim chief financial officer. Since November 1995, Mr. Kent served and still serves in various executive positions for our various subsidiaries. From September 1991 through February 1995, Mr. Kent served


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initially as chief financial officer, and subsequently as president, chairman of the board, and chief executive officer, of Consolidated Waste Services of America, Inc., a solid waste management and recycling company. From 1988 until 1991, Mr. Kent was employed by the securities firm of Wessels, Arnold & Henderson, where he served as a member of the Corporate Finance Department in charge of its Environmental Services Group. From 1984 to 1988, Mr. Kent was employed by Henry Ansbacher, Inc., a firm involved in the field of media mergers and acquisitions, initially as chief financial officer and subsequently as its president and chief operating officer. Previous to 1984, Mr. Kent had been employed by Sutro & Co. Incorporated, Wells Fargo Bank, and Arthur Andersen &
Co. Mr. Kent is a Certified Public Accountant. Mr. Kent graduated from the University of California at Berkeley, where he also received his Masters in Business Administration.

     Roswitha S. Mueller, 42 years old, was elected a director of our company in June 1999. Ms. Mueller is a director of The Acacia Group, Inc., a private money management firm. From 1992 until November 1998 she served in various positions with Merrill Lynch & Co. and was Vice President Institutional Sales in that firm's New York office from March 1996 until November 1998. Prior to that time, Ms. Mueller performed financial analysis and portfolio management at BZ Bank Zurich Ltd. from 1986 until 1990. She received her Masters in Business Administration in Finance from the Amos Tuck School of Business Administration, Dartmouth College, and her Master of Arts from the University of Basel. Ms. Mueller is the cousin of descedent Dr. Ernst Muller-Mohl, whose estate beneficially owns more that 5% of our outstanding common stock.

Other Executive Officers:

     Robert H. Gladstone, 41 years old, served as our executive vice president from November 1993 until June 1999 and was one of our directors from January 1992 to May 1996. In June 1999 he became president and chief executive officer of GKN Securities, where he served as an executive officer of GKN Securities since January 1990. In January 1997, Mr. Gladstone concluded a settlement with the Securities and Exchange Commission ("SEC") resolving an SEC investigation and in August 1997, he concluded a settlement with the NASDR resolving an NASDR investigation, both of which are discussed below.

     Lester Rosenkrantz, 58 years old, has been a director and executive vice president of our company and GKN Securities since February 1994. Mr. Rosenkrantz is not standing for re-election as a director of our company at this year's annual meeting when his term will expire. Mr. Rosenkrantz was vice chairman and director of corporate finance of Reich & Co., Inc. (formerly Vantage Securities), a member of the New York Stock Exchange ("NYSE"), from November 1990 until January 1994. He has also served in various management positions at Rosenkrantz, Lyon and Ross, Incorporated, a NYSE member firm from 1973 to 1990, serving as vice chairman at the end of his tenure. Mr. Rosenkrantz was employed by Andresen & Company from 1963 to 1973, lastly as a general partner and head of institutional and retail sales. Mr. Rosenkrantz graduated from Pennsylvania State University.

     Robert Rosenberg, 54 years old, has served as our chief financial officer since joining us on April 24, 2000. From February 1999 to April 2000, Mr. Rosenberg served as chief financial officer at Boutique Y3K, LLC, an entity specializing in e-commerce and consultation regarding the Internet, where he assumed oversight of all financial and administrative functions. From January 1998 to January 1999, Mr. Rosenberg served as a principal and chief financial officer of United Equity Holding Corp., an insurance holding company. He served as chief financial officer of Enhance Financial Services Group, Inc., a specialty finance and insurance public company he founded, from 1986 until 1997, bringing the company public on the New York Stock Exchange in 1992. Mr. Rosenberg served as Vice President of Strategic Diversification for Merrill


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Lynch & Co. from 1983 to 1986 and as its Vice President, Corporate Business
Analysis from 1979 to 1983. Mr. Rosenberg graduated from the Wharton School of Finance, University of Pennsylvania with a Bachelor of Science in Economics and from the Bernard Baruch School with a Masters in Business Administration.

     Roger N. Gladstone is the brother of Robert H. Gladstone and the brother-in-law of David M. Nussbaum. No other family relationships exist between any of the executive officers or directors of the Company or its subsidiaries.

     In January 1997, GKN Securities and Robert H. Gladstone concluded a settlement with the SEC resolving a SEC investigation arising out of customer complaints against certain brokers and alleged related supervisory failures during 1991 and 1992. The settlement was entered in to without admitting or denying the SEC's findings. Under the terms of the settlement, GKN Securities paid a penalty of $100,000, engaged an independent consultant to review the firm's supervisory and compliance policies and procedures and agreed to implement the recommendations of the independent consultant. Robert H. Gladstone agreed to pay a penalty of $50,000 and agreed to a suspension from all association in any capacity with any broker, dealer, investment advisor, investment company or municipal securities dealer for a period of thirty days, and agreed not to be associated in a supervisory capacity for eleventh months thereafter. In August 1997, GKN Securities and certain of its executive officers, senior managers or former and present brokers (including David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone) reached settlements with the NASDR resolving an NASDR investigation concerning alleged excessive markups on warrants of several companies GKN Securities underwrote and for which it made a market during the period 1993 through 1996. The settlement was entered into without admitting or denying the NASDR's allegations. Under the settlement, GKN Securities consented to sanctions including censure, the payment of restitution, interest and fines of $1,723,000 and engaged an independent consultant to review GKN Securities' policies, practices and procedures relating to the fair pricing and commissions charged to customers and to related supervisory and compliance policies and structure and agreed to implement the recommendations of the independent consultant. Each of David M. Nussbaum and Roger N. Gladstone consented to censure, a fine of $50,000 and a suspension from association in any capacity with any member of the NASD for thirty days. Robert H. Gladstone consented to a censure, a fine of $100,000, a suspension from association in any capacity with any member of the NASD for a period of thirty days and a suspension from association, with any member in a principal or supervisory capacity for a period of three months. In addition, he was required to requalify by examination as a General Securities Principal if he subsequently became associated as a principal or supervisor following the termination of his suspension.

Meetings of the Board of Directors:

     During fiscal 2000, our Board of Directors held four meetings and acted by unanimous written consent on two occasions.

Committees of the Board of Directors:

Audit Committee

         Current members:  Arnold Pollard, Roswitha Mueller and Richard Roberts

         Number of Meetings in fiscal 2000:   Two

         Functions:

          o    reviews the scope of accounting audits

          o reviews with management and the independent auditors the corporate accounting practices and policies and recommends to whom reports should submitted

          o reviews with management and the independent auditors their final report

          o reviews with the internal and independent auditors overall accounting and financial controls

          o are available to the independent auditors during the year for consultation purposes

          o reviews and reassess the adequacy of the audit committee charter adopted by our board of directors as of June 5, 2000; and

          o meets at least annually with the chief financial officer and the independent auditor.

Compensation Committee

         Current Members:  John Margaritis, Richard Roberts and Arnold Pollard

         Number of Meetings in fiscal 2000:   Three

         Functions:

          o reviews and makes recommendations to our Board of Directors regarding salaries and compensation benefits (other than with respect to the company's 1991 Employee Incentive Plan ("1991 Plan") and IC Plan) for our executive officers, and

          o reviews any related party transactions on an ongoing basis for potential conflicts of interest.

Employee Incentive Committee

         Current Members:  Richard Roberts and Arnold Pollard

         Number of Meetings in fiscal 2000:   One

         Functions:

          o    decisions regarding grants of awards under the 1991 Plan and IC
               Plan.

Executive Committee

         Current Members:  David Nussbaum, Roger Gladstone and John Margaritis

         Number of Acts by Written Consent
         in fiscal 2000:                    Two

         Functions:

          o may address any and all matters handled by our Board of Directors up to $1,000,000 in cash expenditures and up to $2,000,000 in market positions except as otherwise provided by law.

Director Compensation

     Directors who are employed by us are not compensated for their services as our directors nor for any committee participation. Directors who are not employed by us are paid $2,500 per quarter. In June 1999 each of our then five non-employee directors were granted ten-year options to purchase 5,000 shares of our common stock at a purchase price of $3.6875, which options vest as to one-third of the shares on each of the first three anniversaries of the grant date.

Executive Compensation

     The following table shows the compensation paid by us and our subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years ended January 31, 2000, 1999 and 1998, to our chief executive officer and to our other four most highly compensated executive officers whose compensation was $100,000 or greater during fiscal 2000. The following individuals are referred to as the "Named Officers." For a description of the offices held by the Named Officers during the years described below, review the disclosure set forth under the headings: "Biographical Information Regarding the Directors and Nominee" and "Other Executive Officers" which appears earlier in this proxy statement.

                                                  Summary Compensation Table

                                                                     Annual                     Long Term            All Other
                                                                  Compensation                 Compensation          Compensation
                                                             ----------------------      ------------------------    --------------
                                            Fiscal                                       Restricted
                                          Year Ended                                       Stock
Name and Principal Position               January 31,         Salary         Bonus         Awards        Options
---------------------------              ------------        -------        ------       ----------      -------
                                                               ($)            ($)           ($)            (#)            ($)
David M. Nussbaum(1)                         2000            120,000        250,000      250,000(3)        -0-         292,372(5)
     Chairman of the Board                   1999            240,000          -0-           -0-            -0-       1,132,416(6)
                                             1998            240,000          -0-           -0-            -0-         453,987(7)

John P. Margaritis                           2000             26,250         15,000      15,000(3)      180,000(4)      12,500(8)
    President and Chief                      1999              -0-            -0-           -0-            -0-          10,000(8)
    Executive Officer since                  1998              -0-            -0-           -0-            -0-          10,000(8)
    December 15, 1999

Roger N. Gladstone                           2000            120,000        150,000      150,000(3)        -0-         278,499(5)
    Vice Chairman                            1999            240,000          -0-           -0-             0-         577,692(6)
                                             1998            240,000          -0-           -0-            -0-         703,736(7)

Peter R. Kent(2)                             2000            200,000        150,000      150,000(3)       50,000        10,000(5)
    Chief Operating Officer                  1999            200,000          -0-           -0-             0-           2,400(6)
                                             1998            200,000          -0-           -0-            -0-             -0-

Robert H. Gladstone                          2000            120,000        150,000      150,000(3)        -0-         317,927(5)
    Executive Vice President                 1999            240,000          -0-           -0-            -0-         868,023(6)
                                             1998            240,000          -0-           -0-            -0-         415,008(7)
------------------------------------- -----------------  --------------  ------------ -------------- --------------  ------------

(1) Mr. Nussbaum served as our chief executive officer from September 1990 until June 1999 at which time he shared the office of chief executive with Mr. Kent until December 14, 1999.

(2) Mr. Kent shared the office of chief executive from June 1999 until December 14, 1999.

(3) Amounts shown represent dollar values of restricted shares pursuant to the IC Plan ("IC Shares") based on the closing price of our common stock on the date immediately preceding the date of grant. The IC Shares reported above vest, in whole, on the third year anniversary from the date of grant. The holders of the IC Shares have the right to vote such shares and to receive dividends paid with respect to such shares.

(4) Includes options to purchase 5,000 shares which Mr. Margaritis received as a non-employee director prior to becoming Chief Executive Officer.

(5) Amounts shown for David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone consist primarily of commissions paid on the brokerage of securities. Amounts shown also include contributions by us to our 401(k) plan consisting of (a) cash in the amount of $5,250, $5,250, $5,000 and $5,250, and (b) dollar values of common stock in the amounts of $5,250, $5,250, $5,000 and $5,250, on behalf of David M. Nussbaum, Roger N. Gladstone, Peter R. Kent and Robert H. Gladstone, respectively, to match, based upon a formula set forth in the 401(k) plan, fiscal 2000 pre- tax salary reduction deferral contributions (which 401(k) employee deferral contribution amounts are included herein under the column Salary). Dollar values of the common stock contributed by us are based upon the closing price of our common stock on the last trading day prior to our 2000 fiscal year end. The matching contribution vests based upon years of service in accordance with a formula set forth in our 401(k) plan, but the salary reduction deferral amount contributed by the employee is 100% immediately vested upon deferral by such employee. Amounts shown also represent dollar values of restricted shares contributed by us and allocated to the accounts of David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone pursuant to the Deferred Compensation Plan of GKN Securities. Dollar values of common stock in the amounts of $21,417, $16,588 and $18,612 were contributed by us in March 2000 to the GKN Securities Deferred Compensation Plan on behalf of David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone, respectively, to match the amount of fiscal 2000 pretax commission payout which was deferred (included herein under the column All Other Compensation) by each of such officers, respectively, and contributed by them to their respective accounts under the Deferred Compensation Plan. Both the commission payout deferred amount and the related GKN Securities matching contribution of our common stock have a three-year vesting period beginning at the end of the applicable deferral year. Therefore, if any of the above-named officers leave the employ of GKN Securities or its affiliates prior to the end of the three-year period, such officer loses both GKN's Securities' matching contribution and the amount of the commission payout which was deferred by such officer pursuant to the Deferred Compensation Plan.

(6) Amounts shown for David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone consist primarily of commissions paid on the brokerage of securities. Amounts shown also include contributions pursuant to our 401(k) plan consisting of (a) cash in the amount of $1,200, $1,200, $1,200 and $1,200, and (b) dollar values of common stock in the amounts of $1,200, $1,200 and $1,200, and $470, on behalf of David M. Nussbaum, Roger N. Gladstone, Peter R. Kent and Robert H. Gladstone, respectively, to match, based upon a formula set forth in the 401(k) plan, fiscal 1999 pre-tax salary reduction deferral contributions (which 401(k) employee deferral contribution amounts are included herein under the column Salary). Amounts shown also represent dollar values of restricted shares contributed by us and allocated to the account of David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone pursuant to the Deferred Compensation Plan of GKN Securities. Dollar values of common stock in the amounts of $9,240, $8,947 and $8,962 were contributed by us in April 1999 to the GKN Securities' Deferred Compensation Plan on behalf of David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone, respectively, to match the amount of fiscal 1999 pretax commission payout which was deferred (included herein under the column All Other Compensation) by each of such Named Officers, respectively, and contributed by them to their respective accounts under the Deferred Compensation Plan. Also includes a payment in securities of various companies with a market value of $876,250, $330,000 and $617,500 to David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone, respectively. These securities were received upon the exercise of Underwriter Warrants which were issued to the individuals during prior fiscal years.

(7) Amounts shown consist primarily of commissions paid on the brokerage of securities. Amounts shown also include a payment in securities of various companies with a market value of $147,911, $375,711 and $92,703 to David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone, respectively. These securities were received upon exercise of Underwriter Warrants which were issued to the individuals during prior fiscal years.

(8) Represents non-employee director compensation of $2,500 per fiscal quarter. In fiscal 2000, also includes $2,500 in consulting fees.

     Management cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to its employees, or the extent to which benefits are personal rather than business. Management has concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, as to each individual named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the preceding table for such individual, and that such information set forth in the preceding table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options made by us during fiscal 2000 to each of the Named Officers.

                                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------------

                                         Individual Grants                                                 Potential Realizable
--------------------------------------------------------------------------------                           Value at the Assumed
                                                   Percent of                                              Annual Rates of Stock
                                                     Total                                                 Price Appreciation
                                                    Options/                                               Indicated Below for the
                                 Number of            SARs                                                 Term of the Option
                                 Securities        Granted to       Exercise                             -----------------------
                                 Underlying        Employees        Price or
                                Option/SARs        in Fiscal       Base Price          Expiration             5%              10%
Name                            Granted (#)         Year(%)           ($/Sh)               Date              ($)              ($)
----                            -----------      ------------      ----------      ------------------   ------------- ------------
David M. Nussbaum                   -0-                -                -                  -                    -               -

John P. Margaritis               175,000(1)           22.0            4.00              12/15/09               -0-         206,500

                                  5,000(2)            0.6             3.68              6/29/09                -0-           7,508

Roger N. Gladstone                  -0-                -                -                  -                    -                -

Peter R. Kent                    50,000(3)            6.3             3.68              6/28/09                -0-          75,075

Robert H. Gladstone                 -0-                -                -                  -                    -                -
---------------------------- ------------------ ---------------- --------------- --------------------  --------------  -----------

(1) Represents a ten-year option to purchase 175,000 shares of our common stock exercisable at $4.00 per share, of which options to purchase 58,333 became exercisable on December 31, 1999, options to purchase 58,333 become exercisable on December 31, 2000 and the remaining options to purchase 58,334 become exercisable on December 31, 2001.

(2) Represents a ten-year option to purchase 5,000 shares of our common stock at $3.6785 per share, of which options to purchase 1,667 become exercisable on June 29, 2000, options to purchase 1,667 become exercisable on June 29, 2001 and options to purchase 1,666 become exercisable on June 29, 2002.

(3) Represents options to purchase 50,000 shares of our common stock exercisable at $3.6785 per share of which options to purchase 16,667 shares became exercisable on June 29, 2000, options to purchase 16,667 shares become exercisable on June 29, 2001 and options to purchase 16,666 shares become exercisable on June 29, 2002.

     In addition, in April 2000, our subsidiary, EarlyBirdCapital.com, granted ten year options to purchase common stock of EarlyBirdCapital.com at an exercise price of $5.00 per share, exercisable in equal portions over a period of three years commencing April 14, 2001, to the following Named Officers: David Nussbaum
- - 300,000, John P. Margaritis - - 25,000, Roger N. Gladstone - - 42,708, Peter
R. Kent - - 147,000, and Robert H. Gladstone - - 61,458. In March 2000, another of our subsidiaries, Shochet Holding, also granted ten year options to purchase 36,000 shares of common stock of Shochet Holding at an exercise price of $9.00 per share, exercisable in equal portions over three years, commencing March 20, 2001, to Roger N. Gladstone.

Option Exercises and Holdings

     The following table sets forth information concerning the number and value of unexercised options held by each of the Named Officers as of January 31, 2000.

                                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                                 FISCAL YEAR-END OPTION/SAR VALUES
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Number of Securities                 Value of Unexercised
                                                                 Underlying Unexercised              In-The-Money Options/SARs
                                                                    Options/SARs at                   at Fiscal Year-End ($)
                              Shares                             Fiscal Year-End (#)(1)              -----------------------
                             Acquired          Value             ----------------------
                            on Exercise      Realized
          Name                  (#)             ($)             Exercisable Unexercisable            Exercisable Unexercisable
          ----                  ---             ---             ----------- -------------            ----------- -------------
David M. Nussbaum               -0-             -0-            20,000              -0-                -0-                -0-

John P. Margaritis              -0-             -0-            70,000            120,000              -0-                -0-

Roger N. Gladstone              -0-             -0-            20,000              -0-                -0-                -0-

Peter R. Kent                   -0-             -0-            70,000             50,000              -0-                -0-

Robert H. Gladstone             -0-             -0-             6,666               -0-               -0-                -0-
------------------------- --------------- --------------- ----------------  ------------------ ------------------ ----------------

(1) Represents shares issuable upon exercise of options granted under the 1991 Plan.

Stock Price Performance Graph

     The Stock Price Performance Graph below compares cumulative total stockholder return for us, the Nasdaq Stock Market (US) Index and a peer group index selected by us* for the years since our initial public offering, effective July 30, 1996 through this fiscal year end, January 31, 2000. The graph plots the growth in value of an initial $100 investment in each of our common stock, the Nasdaq Stock Market (US) Index and the peer group index selected by us over the indicated time periods indicated in the graph, with dividends reinvested. The stock price performance shown in the graph below is not necessarily indicative of future price performance.

                COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURN*
                  AMONG RESEARCH PARTNERS INTERNATIONAL, INC.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                                                 Cumulative Total Return

                                      ------------------------------------------
                                        7/30/96    1/97    1/98    1/99    1/00
                                        -------   ------  ------  ------  ------

RESEARCH PARTNERS INTERNATIONAL, INC.    100.00   101.04   44.79   28.65   64.58

PEER GROUP                               100.00   126.99  196.60  185.64  219.41

NASDAQ STOCK MARKET (U.S.)               100.00   128.79  152.01  237.90  370.31


*  $100 INVESTED ON 7/30/96 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING JANUARY 31.


--------

     * The peer group index is selected by the Company and is comprised of the following companies engaged in the same business as the Company, each with a market capitalization within $50,000,000 of the company's market capitalization:
Advest Group, Inc., First Albany Companies Inc., Hoenig Group Inc., Interstate/Johnson Lane, Inc., JWgenesis Financial Corp., Kinnard Investments, Inc., Scott & Stringfellow Financial, Inc., Stifel Financial Corp. and Ziegler Companies, Inc.

Compensation Arrangements

  o  Employment Agreements Regarding Named Officers

     Research Partners International, Inc.

     We have employment agreements with each of David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone which expired on April 30, 1999 but were extended on a month-to-month basis by an employment letter agreement between us and each of such persons, dated as of April 28, 1999. Each agreement provides for a salary at the minimum rate of $20,000 per month and the issuance of up to 15% of any underwriter warrants issuable to us in connection with our corporate finance and investment banking activities. Messrs. Nussbaum, Gladstone and Gladstone each receive payments of 20% of the gross brokerage commissions generated under any of his or each other's customer accounts (an aggregate 60% pay-out) and they are also entitled to bonuses under the IC Plan discussed below. The agreements continue until either we or the employee gives the other notice to terminate the employment agreement at the end of any month, at least thirty days prior to the end of such month, unless terminated earlier under conditions set forth in the agreement. Notwithstanding the foregoing, effective February 1, 1999, each of Messrs. Nussbaum, Gladstone and Gladstone voluntarily agreed to waive one-half of their base- salary until such time as we report two consecutive profitable quarters. Subsequently, David Nussbaum and Roger Gladstone agreed to receive payment solely pursuant to their employment agreements with EarlyBirdCapital.com and Shochet Holding, respectively, the terms of which are described below.

We also have an employment agreement with Peter R. Kent which expired on April 30, 1999 but which was extended on a month-to-month basis by an employment letter agreement between us and Mr. Kent, dated as of April 28, 1999. The agreement provides for a salary at a minimum rate of $16,666.67 per month. Mr. Kent is also entitled to bonuses under the IC Plan. The agreement continues until either we or Mr. Kent gives the other notice to terminate the employment agreement at the end of any month at least thirty days prior to the end of such month, unless terminated earlier under conditions set forth in the agreement. Notwithstanding the foregoing, Mr. Kent has agreed to reduce his salary to $6,666 per month. The remainder of Mr. Kent's salary is paid pursuant to his employment agreement with EarlyBirdCapital.com, the terms of which are described below.

We also have an employment agreement with John P. Margaritis which expires December 31, 2001. The agreement provides for an annual salary of $220,000 and a non-accountable expense allowance in the aggregate monthly amount of $2,500 for the term of the agreement. Mr. Margaritis is also entitled to receive a bonus in an amount to be determined by our board of directors, for the realization of investment banking revenues which result from business referred to us by Mr. Margaritis. Mr. Margaritis is also eligible to receive bonuses under the IC Plan.

The agreements with Messrs. Nussbaum, Gladstone, Gladstone, Kent and Margaritis contain non- compete provisions, expiring one year after termination of employment, which prohibit these persons from competing with us without our prior written consent.

     EarlyBirdCapital.com

     As of February 23, 2000, each of Messrs. Nussbaum and Kent have an employment with EarlyBirdCapital.com which require that such individuals dedicate a substantial majority of their business time to the affairs of EarlyBirdCapital.com. The agreements terminate on December 31, 2002. The agreements provide for an annual base salary of $120,000 per year with such increases and bonuses as the board of directors of EarlyBirdCapital.com may determine from time to time. Messrs. Nussbaum and Kent spend the balance of their business time working for us and our other subsidiaries. The EarlyBirdCapital.com agreements with Messrs. Nussbaum and Kent contain non-compete provisions expiring one year after termination of employment, which prohibit them from competing with EarlyBirdCapital.com (other than work for us or our subsidiaries) without the consent of EarlyBirdCapital.com. To the extent Mr. Nussbaum or Mr. Kent serves as a broker for one of our other subsidiaries brokerage businesses, they will also be paid customary commissions by the respective brokerages. EarlyBirdCapital.com intends to create an incentive compensation plan to provide incentive compensation for its employees, including Messrs. Nussbaum and Kent.

     Shochet

     Our subsidiary, Shochet Holding, has entered into an employment agreement with Roger Gladstone our vice chairman of our board of directors. The term of the agreement commenced on March 15, 2000 and terminates March 14, 2001 but is renewable for one-year terms unless 30 days' prior written notice of termination is given by either party. Mr. Gladstone's agreement provides for an annual base salary of $120,000 and a bonus as may be awarded by Shochet's board of directors, in its discretion. Mr. Gladstone's agreement also contains a prohibition on competing with Shochet Holding for one year after termination of employment for any reason. Mr. Gladstone's agreement provides that he devote substantially all of his business time to Shochet Holding.

  o  1991 Employee Incentive Plan

     In June 1991, we adopted and our stockholders approved the 1991 Employee Incentive Plan which, as amended in 1999, provides for the issuance of stock, stock options and other stock purchase rights to officers, key employees, non-employee directors and consultants who render significant services to us and our subsidiaries. The 1991 Plan was adopted to provide our board with sufficient flexibility regarding the forms of incentive compensation which we will have at our disposal to reward these persons. Under the 1991 Plan, both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified options may be granted. Our board has designated the Employee Incentive Committee to administer and determine the distribution and terms of awards granted under the 1991 Plan, pursuant to guidelines set forth in the 1991 Plan.

  o  1996 Incentive Compensation Plan

     In July 1996, we adopted and our stockholders approved the IC Plan which, as amended, establishes an incentive compensation pool equal to 25% of all pre-tax, pre-incentive compensation profits, once a 10% pre-tax, pre-incentive return on beginning equity has been achieved. If our pre-tax, pre-incentive compensation profits are sufficient to establish a bonus pool, such bonus pool would then be distributed to management and business unit managers, in majority part based upon a pre-fixed percentage determined in the beginning of the fiscal year in question and to a lesser extent, based upon the discretion of the Employee Incentive Committee after such fiscal year has ended. In the discretion of the Employee Incentive Committee, up to 50% of the value of any award may be paid in restricted shares of our common stock, and up to 100% may be paid in restricted shares with the consent of the recipient. The "restricted" shares will not vest, except in limited circumstances, until three years after the date of grant.

  o  1998 Deferred Compensation Plan

     In March 1998, GKN Securities adopted a deferred compensation plan which was amended in March 1999, pursuant to which management level employees or highly compensated employees of GKN Securities may defer a percentage of his or her commission payout for a fiscal year. The maximum deferral percentage is based upon the employee's prior year's annual production, calculated in accordance with a formula set forth in the deferred compensation plan, and his or her years with GKN Securities. Based upon the actual deferral percentage by the employee, GKN Securities will match the dollar amount of such deferral with a like amount of our common stock. Both the employee's deferred commission payout amount and the related GKN Securities matching contribution of our common stock have a three- year vesting period commencing at the end of the applicable deferral year. Payment of the deferred account balance is made after the completion of the three-year vesting period, or earlier upon death.

     We have deposited our shares in the deferred account balance and have made a book entry of the amount deferred by eligible employees. However, the deferred account balances are considered to be unfunded until they are distributed to or vested in an employee and until then, they are subject to forfeiture upon the occurrence of events referenced in the deferred compensation plan.

  o  EarlyBirdCapital.com 2000 Performance Equity Plan

     In February 2000, our subsidiary, EarlyBirdCapital.com, established a 2000 Performance Equity Plan ("EBC 2000 Plan") which we, as the then sole shareholder, also approved in February 2000. Pursuant to the EBC 2000 Plan, an aggregate of 3,000,000 shares of the common stock of EarlyBirdCapital.com have been reserved for issuance under awards which may be granted, including incentive and nonincentive options, restricted and deferred stock grants and stock appreciation rights. Persons eligible for the EBC 2000 Plan are key employees, directors, advisory board members, officers and consultants of EarlyBirdCapital.com. The EBC 2000 Plan provides that any participant acquiring shares under the EBC 2000 Plan who desires to sell such shares prior to the consummation of an initial public offering of EarlyBirdCapital.com must first offer such shares to EarlyBirdCapital.com. The plan is administered by the board of directors of EarlyBirdCapital.com which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including their vesting schedule, subject to the provisions of the plan.

  o  Shochet Holding 1999 Equity Plan

     In November 1999, the board of directors of Shochet Holding adopted, and in December 1999, we as the then sole stockholder approved, Shochet's 1999 Performance Equity Plan. This plan authorized the granting of awards of up to 350,000 shares of common stock to Shochet Holding's key employees, officers, directors and consultants. Awards consist of stock options (both nonqualified options and options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the plan. The plan is administered by the board of directors of Shochet Holding which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including their vesting schedule, subject to the provisions of the plan.

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                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our Compensation Committee consists of three of our Board of Director members, two of whom are non-employee directors. The Compensation Committee is charged with the responsibilities of establishing and administering the policies and plans which govern compensation for executive officers, including the Named Officers, reviewing and recommending to the Board of Directors the level of compensation of our executive officers and key employees (other than with respect to the 1991 Plan and the IC Plan) and reviewing related party transactions on an ongoing basis for potential conflicts of interest. Our Employee Incentive Committee is responsible for administering and making all decisions with respect to the grant of bonus awards under the 1991 Plan and IC Plan. For fiscal 2000, our Employee Incentive Committee consisted of Richard Y. Roberts and Arnold B. Pollard, each a non- employee director.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist us in attracting and retaining qualified executives.

     The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interests in the enhancement of shareholder value. Thus, the Committee is increasingly relying upon these elements in designing the compensation packages of our executive officers.

     Prior to the establishment of the Compensation Committee in August 1996, we entered into employment agreements, dated as of May 1, 1996, with each of David
M. Nussbaum, Roger N. Gladstone, Peter R. Kent and Robert H. Gladstone, expiring in April 30, 1999, which were amended as of April 28, 1999 to extend the term of such agreements on a month-to-month basis until terminated on thirty days prior notice, unless earlier terminated in accordance with the agreement. Effective February 1, 1999, each of Messrs. Nussbaum, Roger Gladstone and Robert Gladstone voluntarily agreed to waive one-half of their base-salary until such time as we report two consecutive profitable quarters. Those employment agreements with such persons fixed the salaries we paid to such persons. Accordingly, the salaries we were expected to pay for such persons for fiscal 2000, which were originally fixed in such employment agreements were not reviewed by the Compensation Committee. However, the Compensation Committee did review the salaries to be paid to Messrs. Nussbaum and Kent by EarlyBirdCapital.com. In February 2000, Messrs. Nussbaum and Kent entered into employment agreements with our subsidiary EarlyBirdCapital.com. Mr. Nussbaum derives his complete base salary in accordance with his employment agreement with EarlyBirdCapital.com. Mr. Kent's compensation package is governed by the EarlyBirdCapital.com agreement, as well as the employment agreement Mr. Kent has with us. Management recommended EarlyBirdCapital.com salaries of $120,000 for each of Messrs. Nussbaum and Kent and such other terms as are described in the proxy statement under the heading: "Compensation Arrangements - - Employment Agreements Regarding Named Officers." Management recommended a salary of $80,000 for Mr. Kent in connection with his services for us. The Compensation Committee supported the terms of the new employment agreements with Messrs. Nussbaum and Kent based upon the following factors: Messrs. Nussbaum and Kent's performance record with us, competitive salaries in the internet broker/dealer industry, an assessment of the nature of the position, the past and planned contribution of Messrs. Nussbaum and Kent and the experience and length of their service on our behalf.

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



     In December 1999, we entered into a two-year employment agreement with Mr. John P. Margaritis, our president and chief executive officer. The details of his employment agreement are discussed earlier in this proxy statement under the heading: "Compensation Arrangements - Employment Agreements regarding Named Officers". Management recommended an annual salary of $220,000 for each twelve-month period and discretionary bonuses as may be recommended by our board, in addition to a bonus for the realization of investment banking revenues resulting from business referred to us by Mr. Margaritis. In addition, management recommended that Mr. Margaritis be eligible to participate in our IC Plan in a manner to be determined as described above. The Compensation Committee supported such recommendations based upon the following factors: the committee's analysis that the salary was competitive with base salaries paid to other chief executive officers of corporations with similar revenues and scope of operations and Mr. Margaritis' experience. The Compensation Committee believes that Mr. Margaritis' compensation epitomizes the Committee's compensation policies by encouraging performance through performance-based bonuses and promoting management retention while further aligning stockholders' and managements' integrity in the performance of our common stock.

     Bonuses for executive management, including the Named Officers, are established in accordance with the terms of the IC Plan. Pursuant to the IC Plan, a bonus pool is determined annually equal to 25% of all of our pre-tax, pre-incentive compensation profits once a 10% pre-tax, pre-incentive compensation return on beginning equity has been achieved. Accordingly, unless we have a specified minimum of pre- tax, pre-incentive compensation profits, no bonuses are awarded under the IC Plan. This reflects our policy to have the bonuses of executive management, including the Named Officers, directly related to our performance. If our pre-tax, pre-incentive compensation profits are sufficient to establish a bonus pool, such bonus pool is then distributed to executive management, including the Named Officers, based upon the discretion of the Employee Incentive Committee. In the discretion of the Employee Incentive Committee, up to 50% of the value of any award may be paid in "restricted" shares of our common stock, and up to 100% may be paid in "restricted" shares with the consent of the recipient. The "restricted" shares will not vest, except in limited circumstances, until three years after the date of grant. For fiscal 2000, the bonus pool was awarded to executive management (including the Named Officers) based upon the discretion of the Employee Incentive Committee after reviewing the recommendations of our management utilizing the following criteria: (a) the performance of the business unit or units in which the employee participates or the accomplishments of the office of the participant, and (b) the individual performance of the employee in question from the viewpoints of (1) management responsibilities, (2) development of the company's business, and (3) promoting cooperation within and between business units. For fiscal 2000, 50% of the value of the discretionary bonuses awarded to the Named Officers was paid in restricted shares of our common stock.

     The nominal discretionary bonus awarded by the Employee Incentive Committee under the IC Plan in fiscal 2000 to John Margaritis, our chief executive officer, was primarily based upon Mr. Margaritis' limited employment as our chief executive officer and president during fiscal 2000, his overall contribution to the performance of our company as a whole and his anticipated performance in connection with the company's growth. The determination was not specifically linked in a quantitative manner to any quantitative measures and no specific weight was assigned to any of these criteria or factors.

                                             COMPENSATION COMMITTEE
                                                John P. Margaritis
                                                Richard Y. Roberts
                                                Arnold B. Pollard



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Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required to furnish us with copies of all Section 16(a) forms they file. To the company's knowledge, based solely on its review of the copies of such forms furnished to it and representations that no other reports were required, all Section 16(a) reporting requirements were complied with during fiscal 2000.

Certain Transactions

     In connection with its corporate finance and investment banking activities, GKN Securities is often issued warrants to purchase securities of the issuer for whom its services are rendered ("Underwriter Warrants"). Less than half of the aggregate number of Underwriter Warrants issuable to GKN Securities are issued to its executive officers and other personnel involved in the transaction (collectively the "Individual Holders"). GKN Securities has, in the past, and may, in the future, purchase Underwriter Warrants from the Individual Holders at a price equal to the market price of the underlying securities less the exercise price of the Underwriter Warrants. Additionally, GKN Securities has, in the past, and may, in the future, lend to the Individual Holders funds to pay the exercise price of the Underwriter Warrants, which loans are repaid, without interest, within a period of no more than two weeks.

     We have purchased and continue to purchase insurance using York International Agency, Inc. ("York") and York Financial Concepts, Inc. ("York Financial") as our agent. James I. Krantz, one of our directors, is President and Chief Executive Officer, a director and a stockholder of York and a majority shareholder of York Financial. In fiscal 2000, we paid to York and York Financial, respectively, premiums of approximately $93,000 and $56,000 for insurance policies purchased through York and York Financial, respectively (a portion of which amounts are paid by the insurer to York and York Financial).

     In the fiscal year ended January 31, 1995, we loaned to Mr. Lester Rosenkrantz, our Executive Vice President and director, an aggregate of $99,000. An additional $25,000 loan was made in the fiscal year ended January 31, 1996. Mr. Rosenkrantz repaid $10,000 in December 1995 and $20,000 in March 1996. In February 1998, we loaned to Mr. Rosenkrantz an additional $50,000. These loans were partially satisfied in July 1999 by Mr. Rosenkrantz surrendering his interest in certain Underwriter Warrants. As of January 31, 2000, the principal aggregate outstanding amount of the loans to Mr. Rosenkrantz, amounted to $81,880.

Compensation Committee Interlocks and Insider Participation

     Our compensation committee is composed of Mr. Margaritis, Mr. Roberts and Mr. Pollard. The only member of our compensation committee who is also an executive officer of ours is Mr. Margaritis, who has been our president and chief executive officer since December 15, 1999.

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PROPOSAL 2:   Proposal to Amend Our Charter to Change Our Name

     Our Board of Directors has unanimously declared it advisable and recommends to our stockholders that our Charter be amended to change our name from Research Partners International, Inc. to Firebrand Financial Group, Inc.

     In the judgement of our Board of Directors, the change of corporate name is desirable in view of the focus of our business resulting from the disposition of our research subsidiary, Southeast Research Partners, Inc., and our composition as a group of financial service companies. The new name reflects our operations as a holding company of financial services entities.

     The affirmative vote of the holders of a majority of all outstanding securities is required for adoption of this proposal. If the proposal is approved, a Certificate of Amendment amending our Charter will be filed in the Office of the Secretary of the State of Delaware as promptly as practicable thereafter and the name change will then become effective.

     If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

The Board of Directors recommends a vote "FOR" the adoption of Proposal II.

                             Independent Accountants

     KPMG LLP has served as our independent accounting firm for fiscal 2000 We anticipate selecting KPMG LLP as our independent accountants for the fiscal 2001 year, although no formal recommendation has been made to our Board of Directors as of the date of this proxy statement. A representative of KPMG LLP is expected to be present at the annual meeting. The representative will have the opportunity to make a statement and will be available to respond to your appropriate questions.

                        Fiscal 2001 Stockholder Proposals

     In order for your proposals for our fiscal annual meeting of stockholders to be eligible for inclusion in our proxy statement, they must be received by us at our principal office in New York, New York not later than February 28, 2001. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, we advise you that our management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our fiscal 2001 annual meeting of stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we received notice of such proposal at our principal office in New York, New York, not later then May 15, 2001.

                             Solicitation of Proxies

     The solicitation of proxies in the enclosed form is made on our behalf and the cost of this solicitation is being paid by us. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of our directors, officers and regular employees at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our stock.

                                  Other Matters

     Our Board of Directors does not know of any matter which will be presented for consideration at the annual meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                                Herbert Sontz, Secretary

New York, New York
June 27, 2000

                  RESEARCH PARTNERS INTERNATIONAL, INC. - PROXY
                       Solicited by the Board of Directors
                 for Annual Meeting to be held on July 26, 2000

     The undersigned Securityholder(s) of RESEARCH PARTNERS INTERNATIONAL, INC., a Delaware corporation ("Company"), hereby appoints David M. Nussbaum,
P Roger N. Gladstone and Peter R. Kent, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the securities standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be
R held on July 26, 2000 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

O    1. Election of the following Directors:

     FOR all nominees listed below, except    WITHHOLD AUTHORITY to vote
X    as marked to the contrary below   |_|    for all nominees listed below |_|

                       James I. Krantz, Arnold B. Pollard
Y                               and Richard Edlin

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

                      -------------------------------------

     2. To amend the Certificate of Incorporation of the Company to change the name of the Company from Research Partners International, Inc. to Firebrand Financial Group, Inc.

     FOR  |_|                      AGAINST  |_|                   ABSTAIN  |_|

     3. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

     |_|  I plan to attend the Annual Meeting.

                                        Date ________________________, 2000


                                        ------------------------------------
                                        Signature

                                        ------------------------------------
                                        Signature if held jointly


                                        Please sign exactly as name appears
                                        above. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.